gary b. wolff, p.c.
  Counselor At Law                                805 Third Avenue
                                                  Twenty First Floor
                                                  New York, New York 10022
                                                  Telephone:  212-644-6446
                                                  Facsimile:  212-644-6498
                                                  E-Mail:  wolffpc@attglobal.net





                                                             Exhibit 23.2


July 5, 2005






Dear Sir and/or Madame:

We hereby consent to the reference to our firm under the caption "Legal Matters" in that certain Registration Statement of Form SB-2, filed with the Securities and Exchange Commission on July 7, 2005, relating to 2,505,698 shares of common stock, par value $.0001 per share, of DocUCourier Corporation, a Delaware corporation, proposed to be sold by the selling stockholders listed therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,



Gary B. Wolff, P.C.


By: /s/ Gary B. Wolff
    ---------------------
    Gary B. Wolff, President